AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

                                      AMONG

                            INTEGRAMED AMERICA, INC.

                                       AND

                        MPD MEDICAL ASSOCIATES (MA), P.C.

                                       AND

                             PATRICIA MCSHANE, M.D.


         THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT ("Amendment No. 1"), is dated as of November 18, 1998 by and among IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("Management Company"), MPD Medical Associates
(MA), P.C., a Massachusetts professional corporation, with its principal place of business at Deaconess-Waltham Hospital, Hope Avenue, Waltham, Massachusetts 02254 ("PC") and Patricia McShane, MD, the sole shareholder of PC, residing at 124 Washington Street, Wellesley, Massachusetts 02181 (hereinafter referred to as "McShane" or "Shareholder").

                                    RECITALS:

         Management Company and PC entered into a management agreement dated as of October 1, 1997 (the "Management Agreement") pursuant to which Management Company agreed to provide certain management and administrative services;

         Management Company is willing to grant to each of McShane, Isaac Z. Glatstein, MD and Samuel Pang, MD, physician-employees of PC, warrants to acquire shares of Management Company's Common Stock, based on McShane causing PC to agree to this amendment so as to extend the term from 10 years to 25 years;

         PC, based on McShane's approval, is willing to extend the Management Agreement for fifteen (15) years so as to expire twenty-five (25) years from the Effective Date; and

         Management Company and PC desire to, in addition to extending the term of the Management Agreement, amend other provisions thereof.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

         1. Section 6.3.3 of the Management Agreement is hereby deleted in its entirety and the following hereby substituted therefor, effective July 1, 1998:

         "6.3.3 Commencing July 1, 1998, the outstanding Advances owed by PC to Management Company from 1996 in the amount of $106,372.00 (One Hundred and Six Thousand Three-Hundred and Seventy-Two Dollars) (the "Debt") will be repaid from PDE available to PC in excess of the current $595,000 (Five-Hundred Ninety-Five Thousand Dollars) aggregate salary draw of McShane, Samuel Pang, MD ("Pang") and Isaac Glatstein, MD ("Glatstein") (the aggregate draw of McShane, Pang and Glatstein is referred to as "Threshold PDE" and McShane, Pang and Glatstein are jointly referred to as "Physicians"). PDE in excess of PC's Threshold PDE will be distributed 50% to PC as additional PDE for Physicians, as determined by PC, and 50% to Management Company as payment of the Debt.

         2. Section 7.2 of the Management Agreement is hereby deleted in its entirety and the following hereby substituted therefor, effective July 1, 1998:

         "7.2 PDE shall be allocated between Management Company and PC, as follows:

                  7.2.1 PDE between $0.00 (zero dollars) and $2.5 million shall be allocated forty percent (40%) to PC and sixty percent (60%) to Management Company.

                  7.2.1 PDE in excess of $2.5 million shall be allocated seventy-five percent (75%) to PC and twenty-five percent (25%) to Management Company.

         3. Section 7.3 of the Management Agreement is hereby deleted in its entirety and the following hereby substituted therefor, effective July 1, 1998:

         "7.3 Management Company shall provide certain funding to PC, for the purpose of Physician draws against PDE, as follows:

                  7.3.1 During the period July 1, 1998 to June 30, 2002, Management Company shall make Advances, as necessary, pursuant to Section 6.3 of this Agreement, to enable PC to fund bi-weekly draws against PDE for (i) McShane based on an aggregate annualized salary of not less than $110, 000, (ii) Pang based on an aggregate annualized salary of not less than $110,000 and (iii) Glatstein based on an aggregate annualized salary of not less than $110,000, so long as each such Physician shall be employed by PC.

                  7.3.2 Commencing July 1, 2002 Management Company will not provide any Advances to PC for the purpose of Physician draws against PDE."

         4. A new Section 7.4 is added to the Management Agreement as follows:

                  "7.4 Dan Tulchinsky, MD ("Tulchinsky") , though eligible for draws against PDE, will not be eligible to share in any excess PDE. Tulchinsky, effective July 1, 1998, will be entitled to a salary draw of $125,000. Additionally, based on specific Revenue-based milestones, Dr. Tulchinsky will be eligible for an additional $50,000 annually, payable in $10,000 increments, as more fully set forth in Tulchinsky's employment agreement with PC."

         5. A new Section 7.5 is added to the Management Agreement as follows:

                  "7.5     PC INCENTIVES.

                           7.5.1    Physicians   will  be  given  five  (5)-year
warrants (the "Warrants") to purchase shares of Management Company's Common Stock in accordance with the terms and provisions of the Warrants.

                           7.5.2    McShane  agrees that in the event PC retains
a full-time Medical Director who commences employment with PC on or before July 1, 1999 ("Medical Director Milestone") and PC achieves PDE of $2.5 million for PC's 1998 fiscal year ("PDE Milestone") or as an alternative, PC achieves PDE of either, at least (A) $625,000 for the 4th quarter of 1998, $637,500 for the 1st quarter of 1999 and $650,000 for the 2nd quarter 1999 ("First Substitute PDE Milestone") or (B) $1,912,500 in the aggregate for the aforementioned three-quarter period ("Second Substitute PDE Milestone"), McShane will grant equity positions in PC to (i) the Medical Director equivalent to 20%, (ii)
Glatstein equivalent to 10% and (iii) Pang equivalent to 10%. McShane will become a 60% equity owner as a result of such grants. Thereafter, in the event the Medical Director Milestone and either the PDE Milestone, First Substitute PDE Milestone or Second Substitute PDE Milestone are achieved, on July 1, 2000, July 1, 2001 and July 1, 2002, an additional 3.33% of McShane's equity interest in PC shall be granted to each of the Medical Director, Glatstein and Pang. Effective, July 1, 2002, McShane will own a 30% equity interest in PC, the Medical Director will own a 30% equity interest in PC, Glatstein will own a 20% equity interest in PC and Pang will own a 20% equity interest in PC provided that PC continues to achieve annual total PDE of $ 2.5 million or above."

                           7.5.3    The Medical Director will be eligible for an
initial 20% equity interest in PC irrespective of Glatstein and Pang.

                           7.5.4    In the event that the PC achieves either the
PDE Milestone, First Substitute PDE Milestone or Second Substitute PDE Milestone, yet a Medical Director mutually acceptable to the PC and the Management Company has not been hired, if both the PC and the Management Company have used their reasonable best efforts in the search for a Medical Director, the Medical Director Milestone requirement referred to in 7.5.2 and 7.5.3 may be waived upon mutual agreement of both the PC and the Management Company.

         6. The first sentence of Section 8.1 of the Management Agreement is deleted in its entirety and the following substituted therefor:

         "8.1 The term of this Agreement shall begin October 1, 1997 ("Effective Date") and shall expire twenty-five (25) years after such date unless earlier terminated pursuant to Article 9 below."

         7. All other provisions of the Management Agreement not in conflict with this Amendment No. 1 remain in full force and effect.

         8. This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 as the date first above written.


INTEGRAMED AMERICA, INC.                          SHAREHOLDER:

By:/s/Gerardo Canet                               /s/Patricia McShane
   ------------------------                       ------------------------
   Gerardo Canet, President                          Patricia McShane, MD


MPD MEDICAL ASSOCIATES (MA), P.C.

By:  /s/Patricia
        -----------------------------
        Patricia McShane, MD, President